EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Address: P.O. Box 4607, Houston, TX 77210-4607

Email: corpcomm@coair.com

News archive: continental.com/news/

EXPRESSJET HOLDINGS, INC. ANNOUNCES PROJECTED REVENUES,

LONG-TERM CAPACITY GROWTH

President and CEO Jim Ream to Present at Merrill Lynch Global Transportation Conference

HOUSTON, June 11, 2002 - ExpressJet Holdings (NYSE: XJT) today announced that it projects $1.1 billion to $1.2 billion in revenue for 2002.

In addition, the company projects compound annual growth rates from 2001 through 2004 in available seat miles and block hours of approximately 28 percent and 14 percent, respectively.

ExpressJet announced that its average controllable completion factor was 99.8 percent for the first five months of 2002. Controllable completion factor is the percentage of scheduled flights completed, excluding cancellations due to weather, air traffic control and certain other factors beyond the company's influence.

President and CEO Jim Ream, will include the information presented above to investors and financial analysts on Wednesday June 12 at 10:30 a.m. during his presentation at the Merrill Lynch Global Transportation Conference in New York City.

A live webcast of the audio portion of the presentation along with the accompanying slides will be available in the "Investor Relations" section of ExpressJet's corporate website at www.expressjetair.com/investor relations. Both the webcast and slide presentation will be available for 14 days following the conference.

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XJT PROJECTS REVENUES/PAGE 2

ExpressJet employs more than 5,200 people and provides Continental Airlines (NYSE: CAL) with all of its regional airline capacity at its hub airports in Houston, Cleveland and Newark. Continental Express offers advance seat assignments and OnePass frequent flyer miles, which can be redeemed anywhere in the world Continental and its alliance carriers fly.

Please note that the foregoing contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. Actual results could differ materially from those described in the forward-looking statements. Additional information concerning risk factors that could cause our actual results to differ materially from those in the forward-looking statements are described in the company's securities filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1 dated April 17, 2002. Such factors include our high leverage; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; labor costs and relations; certain tax matters; competition and industry conditions; our dependence on the financial and operational strength of Continental Airlines; and the seasonal nature of the airline business. The company does not undertake any duty to update any such forward-looking statements.

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